Independent auditors' consent
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The board and shareholders
AXP Growth Series, Inc.:
    AXP Growth Fund
    AXP Large Cap Equity Fund
    AXP Large Cap Value Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 12, 2003